EXHIBIT 10.18


                    PURCHASE AGREEMENT AND PLAN OF EXCHANGE

         THIS PURCHASE AGREEMENT AND PLAN OF EXCHANGE (hereinafter the "Agreement"), is made and entered into this _____ day of July, 1996, by and among GROUP LONG DISTANCE, INC., a corporation organized under the laws of the State of Florida (hereinafter "GLD"), ADVENTURES IN TELECOM, INC., a corporation organized under the laws of Texas (hereinafter "AIT"), and certain individuals (collectively, hereinafter the "AIT Shareholders").

                                  WITNESSETH:

         WHEREAS, the AIT shareholders own all of the authorized issued and outstanding shares of AIT, a newly formed Texas corporation, consisting of 100,000 shares of common stock, $0.01 par value ("the AIT Shares"); and

         WHEREAS, GLD wishes to acquire AIT from the AIT Shareholders by exchanging shares of GLD for AIT Shares, and for other valuable consideration as hereafter provided; and

         WHEREAS, GLD has available for such exchange 200,000 shares of its authorized, issued and outstanding capital stock ("The Stock"); and,

         WHEREAS, AIT, by Purchase and Sale Agreement dated June 28, 1996 has agreed to purchase certain assets ("The Assets") of DNS Communications, Inc. for the cash sum of $5,271,230, and,

         WHEREAS, the parties desire to exchange the AIT Shares for The Stock and to transfer all of AIT's right, title and interest in The Assets to GLD on the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, GLD, the AIT Shareholders, jointly and severally, and AIT do hereby agree as follows:

         1.   THE PURCHASE AND PLAN OF EXCHANGE; HOLDBACK SHARES:

              a) Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in paragraph 7 below, the AIT Shareholders will sell to GLD the AIT Shares, free and clear of all encumbrances, and GLD shall acquire from the AIT Shareholders the AIT Shares and make the payment as provided in paragraph 5 below

              b) In full consideration for the AIT Shares, GLD shall deliver The Stock at the Closing, subject to the withholding of a number of the shares, calculated in accordance with the formula below ("The Holdback Shares"). The Holdback Shares shall not be delivered at Closing and instead shall be retained by GLD pursuant to subparagraph c) below as security for the indemnification obligation of AIT and the AIT Shareholders as provided in paragraph 10. The formula is as follows:

              1. The Net Revenue (Gross Revenue less taxes) to DNS generated from The Assets used in the purchase computation for the June, 1996 DNS billing will be calculated by GLD and multiplied times 4.5; and,

              2. The sum of $5,271,230 will be deducted from that calculation; and,

              3. The balance (1 minus 2 above) will be divided by $7.00 to arrive at the number of shares of The Stock to be transferred to the AIT Shareholders; and,

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
              4. 25% of the number of shares determined in (3) will be retained by GLD as Holdback Shares; and,

              5. 75% of the number of shares determined in (3) will be transferred at the Closing.

              c) Unless, on or before 180 days after the Closing, GLD gives notice to the AIT Shareholders asserting a claim for indemnification pursuant to paragraph 10 (a "Claim Notice"), GLD shall, as soon as practicable thereafter deliver all of the Holdback Shares to AIT Shareholders. If GLD gives a Claim Notice within the aforesaid 180 day period, GLD shall effect indemnification for any damages, to the extent the Holdback Shares are sufficient to cover the damages, by canceling the appropriate number of Holdback Shares, and thereafter deliver the remaining Holdback Shares to the AIT Shareholders. The appropriate number of Holdback Shares shall be equal to the amount of damages claimed in the Claim notice divided by $7.00 (subject to appropriate adjustment in the event of any stock split, stock dividend or other reclassification of GLD common stock).

         2. (a) DELIVERY OF AIT SHARES; ACCEPTANCE BY GLD. At Closing (as defined below), AIT shall deliver to GLD or cause all AIT Shareholders to deliver to GLD the AIT Shares in proper form for transfer or accompanied by duly executed stock powers representing the shares. The AIT shares shall be free and clear of all liens, claims, pledges, options, encumbrances, restrictions on transfer and voting, and rights of others of every nature whatsoever. GLD shall accept such AIT shares as the sole consideration and in full consideration for The Stock.

              (b) It being in the interest of all AIT Shareholders that the transactions contemplated by this Agreement qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code, as amended, each AIT Shareholder hereby irrevocably appoints Scott Crist, until the consummation of the transactions contemplated herein, as his agent ("Shareholders' Agent") and attorney-in-fact with power and authority to deliver certificates representing the AIT Shares owned by each such Shareholder at the Closing hereunder and to accept delivery of each AIT Shareholder's shares as provided in
Section 2 hereof for the account of such AIT Shareholder at the Closing and generally to execute and deliver to GLD and to receive from GLD on behalf of the AIT Shareholders such other certificates, documents and instruments as may be exchanged by the parties at the Closing pursuant to this Agreement. Immediately after the Closing, the Shareholders' Agent shall deliver to each AIT Shareholder The Stock to which each AIT Shareholder is entitled pursuant to the transaction herein. In the event this Agreement is terminated without a Closing for any reason, the Shareholders' Agent shall return to each AIT Shareholder the AIT Shares owned by each AIT Shareholder.

         3. DELIVERY OF GLD SHARES; ACCEPTANCE BY AIT AND THE AIT SHAREHOLDERS. GLD shall issue and deliver The Stock to all AIT Shareholders, immediately upon receipt of all issued and outstanding AIT Shares. The aggregate number of shares of The Stock to be issued to AIT Shareholders shall be proportionate to the AIT shares held by each AIT Shareholder immediately before the exchange.
GLD shall not be obligated to issue fractional shares and shall not pay cash in lieu of fractional shares. AIT and the AIT Shareholders shall accept The Stock as the sole consideration and in full consideration for the AIT shares transferred to GLD pursuant to paragraph 1.

         4. EQUAL VALUE. AIT, the AIT Shareholders and GLD agree that the value of The Stock in the aggregate will be approximately equal to the value of the AIT shares in the aggregate.

         5. CASH CONSIDERATION. In addition to The Stock, GLD will provide or will cause Tel-Save to provide sufficient funds to complete the purchase of the assets, in accordance with wiring instructions agreed at closing c/o Matrix account at Texas Commerce Bank,

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


         6. NO OTHER CONSIDERATION. All parties hereto agree that the exchange provided in this Agreement is a cash and stock-for-stock exchange and that no other property, or rights to acquire other property or securities shall be included in this exchange to constitute additional consideration for the exchange.

         7. CLOSING. The exchange described herein shall be completed on or before ______________________. The Closing will be held at the offices of GLD at or such other place and time as the parties may mutually agree in writing.
At the Closing the parties to this Agreement will exchange stock certificates and other instruments and documents as specified herein in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this exchange have been satisfied or waived, AIT shall deliver or cause all the AIT Shareholders to deliver to GLD the AIT certificates evidencing the AIT shares, and GLD shall deliver to the AIT Shareholders certificates of The Stock proportionate to the AIT shares held immediately before the exchange. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred.

         8. WARRANTIES AND REPRESENTATIONS OF THE AIT SHAREHOLDERS AND AIT. The AIT Shareholders and AIT warrant and represent that:

              A. ORGANIZATION AND CORPORATE POWER. AIT is duly incorporated and validly existing under the laws of the State of Texas. AIT has all requisite corporate power and authority and material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted.

              B. AUTHORIZATION. The execution, delivery, and performance by AIT of this Agreement and all other agreements contemplated hereby to which AIT is a party have been duly and validly authorized by all necessary corporate action of AIT, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of AIT enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

              C. NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by AIT of this Agreement and all other agreements contemplated hereby to which AIT is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which AIT is a party or by which AIT is bound.

              D. CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of AIT consists of 100,000 shares of common stock, $0.01 par value, of which 28,500 shares are issued and outstanding to the AIT shareholders per Exhibit B. The remaining shares are retained in treasury.

              E. FULLY-PAID, NON-ASSESSABLE SHARES. The AIT Shares shall, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and changes with respect to the exchange thereof. Neither the AIT Shareholders nor AIT have violated or will violate any applicable securities laws in connection with the exchange of the shares to GLD hereunder.

              F. NO ADDITIONAL SECURITIES OR RIGHTS. AIT is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock and shall not issue additional shares of stock immediately before the exchange that would result in GLD acquiring a number of AIT shares representing less than all issued and outstanding shares of AIT.

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

              G. SUBSIDIARIES. AIT does not own or hold any rights to acquire any shares of stock or any other security or interest in any other corporation or entity.

              H. REQUIRED APPROVAL. The Board of Directors and the AIT Shareholders have approved this Agreement as may be required by state law and any and all approvals of state regulatory agencies.

              I. CAPABLE OF EVALUATING EXCHANGE. The AIT Shareholders have experience in financial and business affairs and are capable of evaluating the merits and risks of the exchange herein.

              J. NO DISSENTERS. There will be no AIT Shareholders dissenting to the exchange contemplated by this Agreement.

              K. CONTRACTS AND COMMITMENTS. There are no written or oral employment or consulting agreements, deferred compensation agreements, contracts or commitments with any employee, officer or director or AIT, or agents or consultants, other than agreements entered into in the ordinary course of business.

              L. COMPLIANCE WITH LAWS. To the best of AIT's knowledge, AIT is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if AIT were not in compliance therewith, would have a materially adverse effect on the business of AIT, taken as a whole. AIT has not received any notice of any asserted present or past failure by AIT to comply with such law, statutes, ordinances, regulations, orders, judgments, or decrees.

              M. BROKERS AND FINDERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by AIT and the AIT Shareholders directly with GLD, without the intervention of any person on behalf of AIT and the AIT Shareholders, in such a manner that no valid claim may arise against the parties to this Agreement for a finder's fee, brokerage commission or similar payment concerning this Agreement.

              N. INFORMATION PROVIDED. During the course of the negotiation of this Agreement, AIT and AIT Shareholders have reviewed all information provided to them by GLD and have had the opportunity to ask questions of and receive answers from representatives of GLD concerning GLD, the securities being exchanged pursuant to this Agreement, and to obtain certain additional information requested by them AIT has provided to representatives of GLD all information and materials related to AIT and its shares that GLD has requested and AIT has answered all inquiries made by GLD concerning AIT and its shares.

              O. As a result of purchase of The Assets from DNS;

              1) AIT has good, valid, and marketable title to all The Assets, free and clear of all liens and encumbrances. The assets include all rights, properties and other assets necessary for GLD to conduct the business underlying The Assets in all material respects in the same manner in which the business was conducted by AIT and DNS; and,

              2) Title to The Assets is hereby transferred to GLD free and clear of all liens and encumbrances, and AIT and the AIT Shareholders will, at Closing, execute and deliver any confirming documentation requested by GLD, including, without limitation, the Bill of Sale in Exhibit B attached hereto.

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
              P. Support of Customer Base represented by The Assets. On behalf of GLD, AIT and the AIT Shareholders will support the GLD customer base represented by The Assets in accordance with all of GLD's reasonable requirements, such support to include, but not be limited to, the services provided by the AIT Shareholders under the contract of June 10, 1996 between Orion Communications, Inc. and DNS. In furtherance of such support, AIT and the AIT Shareholders will use all reasonable efforts to take, or cause to be taken, all actions, or otherwise do, all things necessary or advisable to make effective an ongoing support program, including development and maintenance of sound working relationships with GLD customers, agents and distributors.

         9. WARRANTIES AND REPRESENTATIONS OF GLD. GLD warrants and represent that:

              A. ORGANIZATION AND CORPORATE POWER. GLD is duly incorporated and validly existing under the laws of the State of Florida. GLD has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. GLD has provided to representatives of AIT all information and materials related to GLD and its shares that AIT has requested and GLD has answered all inquiries made by AIT concerning GLD and its shares.

              B. AUTHORIZATION. The execution, delivery, and performance by GLD of this Agreement and all other agreements contemplated hereby to which GLD is a party have been duly and validly authorized by all necessary corporate action of GLD, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of GLD enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

              C. NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by GLD of this Agreement and all other agreements contemplated hereby to which GLD is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which GLD is a party or by which GLD is bound.

              D. INVESTMENT REPRESENTATIONS. GLD is acquiring the AIT shares for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the shares.

              E. FULLY-PAID, NON-ASSESSABLE SHARES. The Stock shall, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the exchange thereof.

              F. NO INTENT TO REACQUIRE. GLD has no intention of reacquiring any of the GLD shares issued pursuant to this Agreement.

              G. REQUIRED APPROVAL. The Board of Directors of GLD have approved this Agreement as may be required by state law and any and all approvals of state regulatory agencies.

              H. COMPLIANCE WITH LAWS. To the best of GLD's knowledge, GLD is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to them, the enforcement of which, if GLD were not in compliance therewith, would have a materially adverse effect on the business of GLD, taken as a whole. GLD has not received any notice of any asserted present or past failure by GLD to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

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


              I. BROKERS AND FINDERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by GLD and the GLD Shareholders directly with AIT, without the intervention of any person on behalf of GLD and the GLD Shareholders, in such a manner that no valid claim may arise against the parties to this Agreement for a finder's fee, brokerage commission or similar payment concerning this Agreement.

              J. INFORMATION PROVIDED. During the course of the negotiation of this Agreement, GLD has reviewed all information provided by AIT and has had the opportunity to ask questions of and receive answers from representative of AIT concerning AIT, the securities being exchanged pursuant to this Agreement, and to obtain certain additional information requested by them GLD has provided to representatives of AIT all information and materials related to GLD and its shares that AIT has requested and AIT has answered all inquiries made by AIT concerning GLD and its shares.

         10. A. INDEMNIFICATION. The AIT Shareholders, jointly and severally, and AIT agree to indemnify in respect of, and hold GLD harmless from and against any and all damages, claims, deficiencies, losses, including taxes, and all expenses, including interest, penalties, attorneys' and accountants' fees and disbursements, resulting from the misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of AIT or the AIT Shareholders made as a part of or contained in this Agreement, including the Exhibits hereto or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby GLD agrees to indemnify in respect of, and hold AIT and the AIT Shareholders harmless from and against, any and all damages, claims, deficiencies, losses, including taxe, and all expenses, including interest, penalties, attorney's and accountants' fees and disbursements, resulting from the misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of GLD made as a part of or contained in this Agreement, including the Exhibits hereto or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to AIT on the Closing Date. The party claiming indemnification hereunder is hereunder referred to as the "Indemnified Party" and the party against whom such claims are asserted is hereinafter referred to as the "Indemnifying Party".

              B. NOTIFICATION OF CLAIMS. Indemnified Party agrees to notify Indemnifying Party promptly in writing of any occurrence, event, transaction or circumstance occurring subsequent to the date of this Agreement that could give rise to a claim for indemnification against Indemnifying Party under this section ("Indemnification Event"). Additionally, Indemnified Party, together with such written notice, and thereafter promptly after receipt or the obtaining thereof, will deliver to Indemnifying Party all information and documents relating to such Indemnification Event, and will use all commercially reasonable efforts to cooperate with Indemnifying Party in the defense of any litigation brought by third parties or other efforts by Indemnifying Party to mitigate Damages resulting from the Indemnification Event.

              C. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary herein:

                   (1) The AIT Shareholders may satisfy or partially satisfy any indemnification claim by returning The Stock of GLD valued at the price per share set forth in Section 1b(3) herein. If damages claimed exceed the value of The Stock, the remainder of the claim shall continue.

                   (2) No indemnification hereunder shall include consequential or indirect damages.

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

        11. DELIVERY OF BOOKS AND RECORDS. On the Closing Date, AIT shall deliver to GLD all books, records, and files of AIT which AIT and the AIT Shareholders agree are reasonably necessary to permit GLD to fully utilize AIT's charter and certificates of authority to transact business and to satisfy regulatory authorities, including, but not necessarily limited to, The Assets, computer software license and source code, a computer tape or tapes relating to AIT's operations; copies of forms, computer and policy records, agents' contracts, files and commission records paid to any agents, brokers, or third parties; form files and commission records paid to any agents, brokers, or third parties; and any and all files or records maintained by AIT with respect to the business of AIT. In addition to the foregoing, AIT shall transfer to GLD originals or certified copies of the following books, records and documents in whatever format such books, records and documents exist, if any:

              (a) Articles of Incorporation, Bylaws, stock register, and minute books of AIT, and the documents mentioned or referred to therein;

              (b) The Charter or Certificates of Authority issued to AIT.

         12.  TERMINATION

              A. This Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of the AIT Shareholders, AIT and GLD.

              B. TERMINATION PROCEDURE. Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party.

         13.  MISCELLANEOUS PROVISIONS.

              A. ENTIRE CONTRACT. This Agreement contains the entire contract and supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matters. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

              B. AMENDMENTS. This Agreement may not be modified, changed, or amended in any respect unless agreed upon in writing and signed by the duly authorized representatives of the respective parties hereto.

              C. TITLE AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

              D. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

              E. AGREEMENT BINDING. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

              F. SEVERABILITY. If any term, provision, convenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

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

              G. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

              H. COUNTERPARTS. This Agreement may be executed in several copies or counterparts, each of which shall have the same force and effect of an original.

              I. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the parties herein shall survive the Closing.

              J. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand, by facsimile transmission, or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

     If to GLD, to:
     Gerry Dunne Jr.
     President
     Group Long Distance
     1451 West Cypress Creek Rd.
     Fort Lauderdale, FL 33309

or to such other person or address as GLD furnishes to AIT pursuant to the above.

If to AIT Shareholders or
     AIT before the Closing, to:
     Scott Crist
     Chairman
     Adventures in Telecom
     4635 Southwest Freeway, Suite 800
     Houston, Texas 77027

              K. ATTORNEY FEES. In the event and arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court, or appellate court.

              L. EXPENSES. Each party shall bear its own costs and expenses, including attorneys' fees, incurred in connection with this transaction.

              M. ARBITRATION. If at any time during the term of this Agreement and thereafter any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Fort Lauderdale, Florida.

              N. PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

              O. TREATMENT OF TRANSACTION. Although the parties intend this transaction to be a "reorganization" within the meaning of Section 386(a)(1)(B) of the Internal Revenue Code of 1986, such treatment is not a condition to Closing and no Internal Revenue Service Ruling or opinion of counsel is being requested for such treatment. The parties will account and report such transaction for tax purposes as such a reorganization unless advised by their respective accountants or tax advisors that such treatment is not proper.

              P. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, such waiver shall be in writing and shall be executed by AIT's or GLD's President or authorized representative of such party. A waiver of one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

              Q. ASSIGNMENT. The right and obligations of the parties under this Agreement may not be assigned in whole or in part without the prior written consent of other party, which consent shall not be unreasonably withheld.

              R. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed or, by their respective duly authorized officers, have caused this Agreement to be executed as of the date first written above.

ATTEST:                            GROUP LONG DISTANCE, INC.



                                   By:
- ----------------------------          -----------------------------
                                      Gerry Dunne, Jr.
                                      President

ATTEST:                            ADVENTURES IN TELECOM, INC.



/s/ ILLEGIBLE                      By: /s/ SCOTT CRIST
- ----------------------------          -----------------------------
                                      Scott Crist
                                      Chairman, CEO and President


WITNESS:                               AIT SHAREHOLDERS:

/s/ ILLEGIBLE                          /s/ MARK VANCE
- ----------------------------           ----------------------------
                                       Mark Vance

/s/ ILLEGIBLE                          /s/ E. SCOTT CRIST
- ----------------------------           ---------------------------
                                       E. Scott Crist

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